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                                                                   EXHIBIT 10.18
                [ADDRESS OF INTERMET CORPORATION APPEARS HERE]

[LOGO OF INTERMET CORPORATION APPEARS HERE]


                              EMPLOYMENT AGREEMENT


     This Agreement is made and entered into as of this 15th day of July, 1993 by and between Intermet Corporation (sometimes hereinafter referred to as the "Company" and Daryl R. Marsh.


1.   Term
     ----

     The term of this Agreement shall be for three (3) years from the date of this Agreement. Upon the expiration of the term of this Agreement, any continued employment will be on an "at will" basis and may be terminated by either party at any time with or without cause.


2.   Employment
     ----------

     Mr. Marsh is hereby employed as Vice President of Intermet Corporation and Vice President of Intermet Machining, Inc. to perform the duties and responsibilities of the position such as but not limited to chief operating responsibility for the direction and profitability of the machining entity and such additional duties as are assigned to him by his supervisors and/or the Board of Directors. Mr. Marsh hereby accepts said employment. Mr. Marsh agrees that, during the term of his employment, he will devote his full time, attention, and energies to the diligent performance of his duties as an employee of the Company. Mr. Marsh shall commence active employment pursuant to this Agreement by September 15, 1993.


3.   Compensation and Benefits
     -------------------------

     In consideration for Mr. Marsh's services and promises under this Agreement, the Company shall pay to Mr. Marsh the compensation described below:

     a. In 1993, Mr. Marsh shall be paid a base salary at the rate of Fourteen Thousand Five Hundred Eighty-three Dollars and thirty-three cents ($14,583.33) per month beginning on the date that he commences active employment and ending at the expiration of this Agreement unless modified in writing by mutual consent of the parties. The base salary shall be reviewed at the end of 1993.


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     b.   Mr. Marsh shall be paid bonuses as follows:

          (i) On commencement of his active employment, Mr. Marsh shall be paid a sign-up bonus of $68,000.

          (ii) If still employed with the Company when payments are due, Mr. Marsh shall receive quarterly payments of $15,000 to be paid at the end of each calendar quarter in 1994, beginning March 31, 1994 and ending December 31, 1994.

     c. Mr. Marsh shall be eligible for additional bonuses paid at the Company's discretion during the term of this Agreement and during the remainder of his employment with the Company.

     d.   Retirement Plan.  Mr. Marsh shall be eligible for participation in
          ---------------
both the Intermet Corporation Employee Stock Ownership Plan and Trust (ESOP) and Savings and Investment Plan and Trust (401(k)) in accordance with the Plans terms on the same basis as other salaried employees of the Company.

     e.   Basic Company Life Insurance.  The Company shall provide life
          ----------------------------
insurance coverage to Mr. Marsh on the same basis as it provides to other salaried employees of the Company, including Accidental Death and Dismemberment Coverage, Business Travel Accident Coverage and Dependent Life Coverage.

     f.   Benefits Under the Medical Plan.  The Company shall provide medical
          -------------------------------
benefits as well as dental benefits on the same basis as it provides them to the salaried employees of the Company. As an officer of the Company, Mr. Marsh will be provided the Executive Medical Plan, so long as this Plan remains in existence and he remains eligible. Additionally, the Company will pay to Mr. Marsh the cost of his COBRA Continuation for the month required to transition to Intermet's Medical Plan.

     g.   Disability Coverage.  The Company shall provide the same salary
          -------------------
continuance benefits to Mr. Marsh as afforded other eligible salaried employees. The Company shall provide long term disability insurance coverage on the same basis and in the same amount as it provides it to other salaried employees of the Company. Provided however, the Company will provide Mr. Marsh LTD coverage for these benefits until such time as he becomes eligible as an Intermet salaried employee to participate in the Plan.

     h.   Vacation.  Mr. Marsh shall be entitled to three weeks of vacation in
          --------
1993 and in all succeeding years in which this Agreement is in effect, or to be taken in accordance with normal vacation policy.


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     i.   Automobile.  The Company shall provide Mr. Marsh with an automobile
          ----------
for business use during the term of this Agreement.

     j.   Office.  Mr. Marsh shall retain an office in Atlanta to conduct
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business there, as required, as well as an office in Detroit.

     k.   Social Clubs.  The Company will provide membership privileges to Mr.
          ------------
Marsh to the Fairlane Club for the purpose of conducting business as other employees are provided such memberships. Additionally, Mr. Marsh will be afforded the opportunity to utilize Mr. George Mathews club privileges at the T.P.C. club in Detroit as necessary.

     l.   Outside Board Memberships.  Mr. Marsh will be permitted to serve on as
          -------------------------
many as three companies' boards outside of Intermet Corporation or any of its affiliate companies subject to the prior approval of George W. Mathews before acceptance of such appointment and provided that such board memberships do not conflict with the interest of Intermet Corporation or any of its affiliates and adversely affect the time and energies devoted by Mr. Marsh to Intermet Corporation.

     m.   Tuition Refund Plan.  As afforded other salaried employees of the
          -------------------
Company.

     n.   Stock Options.  When and as approved under the guidelines of the
          -------------
existing Intermet Corporation Key Individual Incentive Stock Option Agreement.

4.   Termination
     -----------

     Mr. Marsh shall have the right to terminate his employment under this Agreement effective immediately upon delivery of notice to the Company, if the Company breaches any provision of the Agreement and fails to cure such breach within thirty (30) days after written notice of such breach is given by Mr. Marsh to the Company. Further, Mr. Marsh shall have the right to terminate his employment for any reason upon the giving of three (3) months notice.

     The Company shall have the right to terminate Mr. Marsh's employment without cause or notice but shall in such case pay to Mr. Marsh Severance Pay equal to his base salary only in effect at the time of such termination for the remainder of the initial three year contract period. The Company shall have the right to terminate Mr. Marsh's employment with Cause, and in such event shall not be required to make any Severance Payment, bonus payment other than the sign-up bonus, or other payment or to give notice. "Cause" means: insubordination; misconduct; violation of Company rules or policies; actions contrary to law; actions or statements that disparage or criticize the Company's management or practices; actions that damage the Company's business; actions that bring the Company into disrepute; actions that


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disrupt or impair the Company's normal operations; the filing of any claim, charge or suite against the Company or any of its past or present officers, directors or employees other than for breach of this Agreement; the breach of any provision of this Agreement or the unsatisfactory performance of the services provided for in this Agreement.

     This Agreement shall terminate automatically if Mr. Marsh dies or becomes totally disabled.


5.   Confidential Information
     ------------------------

     Mr. Marsh agrees that during the term of his employment with the Company, and after the termination or expiration of his employment by the Company for any reason whatsoever, he will protect the Company's Confidential Information (as defined below) and will not disclose to any person, firm or entity ("Person"), or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information. "Confidential Information" means all technical, business, and other information relating to the Company's business, including without limitation, technical or non-technical data, formulae, patents, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons. "Confidential Information" does not include (a) business information that is generally known in the trade through no fault of Mr. Marsh, or (b) confidential business information that does not constitute a trade secret under applicable law two (2) years after any expiration or termination of this Agreement.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.


6.   Severability
     ------------

     All rights and restrictions contained in this Agreement may be exercised and shall be binding only to the extent they do not violate any governing laws and are intended to be limited to the extent necessary so they will not render this Agreement illegal, invalid, or unenforceable. If any term of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.


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7.   Entire Agreement
     ----------------

     This Agreement constitutes the entire Agreement of the Parties with respect to the subject matter hereof and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.


8.   Assignment
     ----------

     Neither Mr. Marsh nor the Company may assign their rights to this Agreement without the consent of all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                              INTERMET CORPORATION


                                              By:/s/ George W. Matthews, Jr.
                                                 -------------------------------

                                              Title: Chairman, C.E.O., Pres.
                                                    ----------------------------




                                                 /s/ D.R. Marsh
                                              ----------------------------------
                                                        Daryl R. Marsh

                                                     July 21, 1993
                                              ----------------------------------
                                                           Date